UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 21, 2006

(Date of Earliest Event Reported)
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ISRAEL TECHNOLOGY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	Commission File:	20-2374143
(State or Other Jurisdiction of Incorporation or Organization)	000-51259	(I.R.S. Employer Identification No.)

7 Gush Etzion, 3rd Floor, Givaat Shmuel, Israel
(Address of Principal Executive Offices)

(011) 972-3-532-5918
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 26, 2006, pursuant to a Current Report on Form 8-K, as amended, Israel Technology Acquisition Corp. (the “Company”) reported that IXI Mobile, Inc. ("IXI") and IXI's wholly owned subsidiary, IXI Mobile (R&D) Ltd. (“IXI R&D”), had entered into a Letter Agreement (the “G/L Letter Agreement”) with Gemini Israel III Limited Partnership, Gemini Israel III Parallel Fund Limited Partnership, Gemini Israel III Overflow Fund Limited Partnership, Gemini Partner Investors Limited Partnership (collectively “Gemini”) and Landa Ventures Ltd. ("Landa"). Gemini and Landa are both major stockholders of IXI. The G/L Letter Agreement provided for the terms and conditions pursuant to which Gemini and Landa extended a guaranty previously provided by Gemini and Landa in favor of IXI R&D to secure IXI R&D’s debt, in the principal amount of $8 million, to Bank Leumi Le'Israel Ltd. (the "Bank") and the terms and conditions under which Gemini and Landa may assume the debt of IXI R&D (or any portion thereof) to the Bank. The G/L Letter Agreement was entered into by the parties thereto in connection with the previously announced Loan Agreement between IXI, IXI R&D and Southpoint Master Fund LP which was filed as an exhibit to the June 26, 2006 Current Report and incorporates certain of the provisions of such Loan Agreement. On December 5, 2006, IXI, IXI R&D and Southpoint entered into an amendment to the Loan Agreement (the “Southpoint Amendment”). On December 21, 2006, the parties entered into an amendment to the G/L Letter Agreement (the G/L Amendment”) in connection with the Southpoint Amendment. Pursuant to the G/L Amendment, Gemini and Landa agreed that the date for repayment of any amounts under the G/L Letter Agreement would be 365 days following the consummation of the merger between the Company and IXI, subject to earlier repayment as set forth in the agreement. On December 21, 2006, in order to induce Gemini and Landa to enter into the G/L Amendment, the Company executed a second certification (the “G/L Certification”) in favor of Gemini and Landa.

The G/L Certification confirms that (i) the Company’s Board of Directors has unanimously granted its approval to IXI to enter into the G/L Amendment and has unanimously approved the execution of the G/L Certification and (ii) subject to and conditional upon the consummation of the Merger, its original certification to Gemini and Landa to assume all of IXI and IXI R&D’s obligations, agreements, undertakings, representations and warranties pursuant to the G/L Letter, will apply to all such agreements, undertakings, representations and warranties pursuant to the Loan Agreement in their amended terms as set forth in the G/L Amendment.

Pursuant to the G/L Amendment, Gemini and Landa will be entitled to receive a total amount of four hundred thousand (400,000) shares of ITAC common stock pursuant to the provisions of the G/L Letter Agreement, as amended, and the Loan Agreement, together with ITAC Warrants on Gemini and Landa converting at least 50% of the outstanding debt in the event that Gemini and Landa assume all or a portion of IXI R&D’s debt to the Bank. The number of ITAC Warrants to be issued by the Company to Gemini and Landa will be calculated at the rate of 0.0357 of an ITAC Warrant for each converted dollar, with an aggregate of 285,714 ITAC Warrants being issued to Gemini and Landa if this entire debt is converted. The ITAC Warrants will be identical to the ITAC Public Warrants. Any assumed debt is repayable or convertible on the same terms as the notes under the Loan Agreement, as amended.

The preceding is qualified in its entirety by reference to the G/L Amendment and G/L Certification which are attached hereto as Exhibits 10.1 and 10.2, respectively and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Please see the disclosure set forth above in Item 1.01.

Item 9. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	First Amendment to Letter Agreement, executed December 21, 2006, by and among IXI Mobile, Inc, IXI Mobile (R&D) Ltd. Gemini Israel Funds and Landa Ventures.

10.2	Certification dated December 21, 2006, by Israel Technology Acquisition Corp. to Gemini Israel Funds and Landa Ventures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2006

ISRAEL TECHNOLOGY ACQUISITION CORP.

By:	/s/ Israel Frieder
	Name:	Israel Frieder
	Title:	Chairman